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                                                                    EXHIBIT 3.23

                              RESTATED CHARTER OF
                              -------------------
                           DANUBE CARPET MILLS, INC.
                           -------------------------
              UNDER SECTION 48-304 OF THE GENERAL CORPORATION ACT
              ---------------------------------------------------


   Pursuant to the provisions of Section 48-304 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Restated
Charter:

   PART I:
   -------

   1.    The name of the corporation is Danube Carpet Mills, Inc.

   2.    The duration of the corporation is perpetual.

   3. The address of the principal office of the corporation in the State of Tennessee shall be 8th Floor, 100 West Ninth Street, Chattanooga, Hamilton County, Tennessee.

   4.   The corporation is for profit.

   5. The purpose or purposes for which the corporation is organized are: to buy, sell, produce, manufacture, distribute and dispose of all kinds of goods, wares, merchandise, manufactures, commodities, furniture, machinery, tools, supplies and products, and generally to engage in and conduct any form of manufacturing mercantile or commercial enterprise not contrary to law; to lease, buy, sell, use, mortgage, improve and otherwise handle, deal in, and dispose of all property, real, personal and mixed, as may be necessary or convenient in connection with the business of the company; and without limitation upon the foregoing, to manufacture, buy, sell, lease and generally deal in all types of rugs, carpet materials, and related textile or tufted products and all other items of every kind and description, and any and all articles and things connected therewith or part thereof. The corporation is further authorized and empowered to engage in any other activity or carry on any other trade or business which a corporation may legally conduct under the laws of the State of Tennessee.

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   6.    The maximum number of shares which the corporation shall have authority to issue is forty thousand (40,000) with Two and 50/100 ($2.50) Dollars par value per share.

   7. The corporation will not commence business until the consideration of Five Thousand ($5,000.00) Dollars has been received for the issuance of shares.

   8. The board may take any action which it is required or permitted to take by law without a meeting upon written consent, setting forth the action so taken and signed by all of the members of the board entitled to vote thereon.

   9. The by-laws may be adopted, amended or repealed by a majority vote of the entire board but any by-law adopted by the board may be amended or repeated by the shareholders.

   10. The board, without the vote of the shareholders, may distribute to the shareholders out of capital surplus of the corporation a portion of its assets, in cash or property.

   11. The corporation shall have the right to purchase, take, receive or otherwise acquire its own stock, directly or indirectly, to the extent of unreserved and unrestricted capital surplus available thereto.

   12. The date the original Charter was filed by the Secretary of State of Tennessee was October 20, 1960. The Restated Charter restates the text of the Charter, as previously amended, and further amends or changes the Charter as specified below, and was duly authorized by unanimous consent of the shareholders on October 26, 1978:

         (a) The capital structure of the corporation was changed by subdividing the authorized capital stock of One Hundred thousand ($100,000.00) Dollars into forty thousand ($40,000) shares each with Two and 50/100 ($2.50) Dollars par value per share in lieu of one thousand (1,000) shares each with one Hundred ($100.00) Dollars par value per share, each having equal voting rights and voting privileges with the others.

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         (b) The principal address of the corporation was changed to 8th Floor,
100 West Ninth Street, Chattanooga, Tennessee.

         (c) The corporate purposes and powers were restated in accordance with changes incorporated in the General Corporation Act effective July 1, 1969.

         (d) The board was given the power to act by unanimous written consent.

         (e) The board was given the power to adopt or amend or repeal by-laws, but any by-law adopted by the board may be amended or repealed by the shareholders.

         (f) The board was given the power to distribute to the shareholders out of capital surplus a portion of the assets in cash or property.

         (g) The corporation was given the right to purchase, take, receive or otherwise acquire its own shares to the extent of unreserved and unrestricted capital surplus.

    3. The manner in which any exchange, reclassification, or conversion of the shares of the corporation shall be effect shall result in the issuance of one (1) share for forty (40) shares of new Two and 50/100 ($2.50) Dollar par value per share. Accordingly the authorized capital stock of the corporation will remain unchanged, and the total par value held by each shareholder will similarly remain unchanged. Each shareholder will have forty (40) times as many shares after the exchange as he held prior to the exchange, but each share would have a value of only one fortieth (1/40th) of the value before the exchange.

    Dated October 26, 1978.

                                       DANUBE CARPET MILLS, INC.

                                       By: /s/ Carl D. Hagaman
                                           -----------------------------------
                                               Carl D. Hagaman, President


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                             ARTICLE OF AMENDMENT
                             --------------------
                               TO THE CHARTER OF
                               -----------------
                           DANUBE CARPET MILLS, INC.
                           -------------------------

   Pursuant to the provisions of Tennessee Code Annotated, Sections 48-1-302 and 303, the undersigned corporation adopts the following Articles of Amendment to its Charter:

   1.    The name of the corporation is Danube Carpet Mills, Inc.

   2. The amendment adopted is to change the address of the principal office of the corporation to 500 Tallan Building, Chattanooga, Hamilton County, Tennessee 37402.

   3. The amendment was duly adopted by unanimous consent of the directors on October 12, 1987.

   Dated this 12th day of October, 1987.



                                DANUBE CARPET MILLS, INC.

                                By:  /s/ Cornelius J. Murphy
                                   -------------------------------
                                         President

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                     ARTICLES OF AMENDMENT TO THE CHARTER
                     ------------------------------------
                                      OF
                                      --
                           DANUBE CARPET MILLS, INC.
                           -------------------------

        Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

        1.    The name of the corporation is:

                  Danube Carpet Mills, Inc.

        2. The text of each amendment adopted is: Paragraph I of the charter is deleted in its entirety and the following inserted in lieu thereof:

        I. The name of the corporation is:

                                DCM, Inc.

        3.    The corporation is a for profit corporation.

        4. The amendment was duly adopted on 12/31, 1996 by the Board of Directors and the sole Shareholder.

        5. The amendment is to be effective when these articles are filed by the Secretary of State.

        Dated as of this 15th day of January, 1997.


                                        Danube Carpet Mills, Inc.


                                        /s/ Steve Salzer
                                        -------------------------------
                                        By:  Steve Salzer
                                        Title: Assistant Secretary